UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported)

April 23, 2015

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2015, Merchants Bancshares, Inc. (the “Company”) and Merchants Bank (the “Bank”) entered into new employment agreements with each of Geoffrey R. Hesslink, the President and Chief Executive Officer of the Bank; and Thomas J. Meshako, Treasurer, Chief Financial Officer and Senior Vice President of the Company and the Bank. The Company and Bank also entered into new employment agreements with certain Executive Vice Presidents and Senior Vice Presidents, including Laura Abbott, Bruce Bernier, Molly Dillon, Jacqueline Dragon, Marie Thresher and Jonathan Watson (together with Messrs. Hesslink and Meshako, the “Executives”).

Pursuant to the employment agreements, each of the Executives will be paid an annual base salary as follows:

Executive	Salary

Geoffrey R. Hesslink	$295,000

Thomas J. Meshako	$220,000

Laura Abbott	$135,000

Bruce Bernier	$185,000

Molly Dillon	$185,000

Jacqueline Dragon	$140,000

Marie A. Thresher	$240,000

Jonathan Watson	$135,000

Each Executive will be eligible to receive an annual cash incentive compensation in an amount determined in accordance with the terms of the annual incentive plan adopted by the Company’s or the Bank’s Board of Directors, as applicable, from time to time. If an Executive’s employment is terminated without “Cause” (as defined in the employment agreements) or the Executive resigns for “Good Reason” (as defined in the employment agreements), the Executive will receive an amount equal to his or her base salary paid out over 12 months from the date of termination, subject to the Executive’s execution of a release of claims in favor of the Company or the Bank, as applicable. If termination without Cause or resignation for Good Reason occurs after March 31 of any calendar year, the Executive will also receive a Prorated Bonus Amount (as defined in the employment agreements). Should the Executive’s employment be terminated without Cause or the Executive resigns for Good Reason within 24 months following a “Change in Control” (as defined in the employment agreements) of either the Company or the Bank, then the Executive will receive a lump sum payment of (1) the Prorated Bonus Amount, plus (2) an amount equal to two times base salary (in the case of all Executives except for Mr. Hesslink) or three times base salary (in the case of Mr. Hesslink), as well as be entitled COBRA health continuation coverage for a period of up to 12 months if the termination occurs before a Change in Control or up to 18 months if the termination occurs after a Change in Control. During each Executive’s employment and severance period, the Executive will be subject to noncompetition and nonsolicitation covenants; provided, however, that the noncompetition and nonsolicitation covenants will not apply if an Executive’s employment terminates within 24 months after a Change in Control of either the Company or the Bank. In the case of the employment agreements with all Executives, with the exception of Mr. Meshako, the Company will provide a guaranty of all obligations of the Bank.

The foregoing description of the employment agreements with Messrs. Hesslink and Meshako is qualified in its entirety by reference to the full text of each of their respective employment agreements attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

The foregoing description of the employment agreements with each of the other Executives named above is qualified in its entirety by reference to the full text of the form of employment agreement attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(d) Exhibits.

10.1

Employment Agreement by and between Merchants Bancshares, Inc., Merchants Bank and Geoffrey R. Hesslink, entered into on April 23, 2015 and effective as of April 16, 2015.

10.2

Employment Agreement by and between Merchants Bancshares, Inc., Merchants Bank and Thomas J. Meshako, entered into on April 23, 2015 and effective as of April 16, 2015.

10.3

Form of Employment Agreement by and between Merchants Bancshares, Inc., Merchants Bank and certain executive officers, entered into on April 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

By:	/s/ Thomas J. Meshako
Name:	Thomas J. Meshako
Title:	Chief Financial Officer & Treasurer Principal Accounting Officer

Date: April 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Merchants Bancshares, Inc., Merchants Bank and Geoffrey R. Hesslink, entered into on April 23, 2015 and effective as of April 16, 2015.

10.2	Employment Agreement by and between Merchants Bancshares, Inc., Merchants Bank and Thomas J. Meshako, entered into on April 23, 2015 and effective as of April 16, 2015.

10.3	Form of Employment Agreement by and between Merchants Bancshares, Inc., Merchants Bank and certain executive officers, entered into on April 23, 2015.